UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2021

NUZEE, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-39338	38-3849791
(State or other jurisdiction of incorporation or organization	(Commission File #)	(IRS Employer Identification No.)

1401 Capital Avenue, Suite B, Plano, Texas 75074
(Address of principal executive offices)

(760) 295-2408
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value	NUZE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 11, 2021, the Compensation Committee (the “Committee”) of the Board of Directors of NuZee, Inc. (the “Company”) granted to Shanoop Kothari an award of 152,215 restricted shares (the “Restricted Shares”) of the Company’s common stock under the NuZee, Inc. 2019 Stock Incentive Plan (the “2019 Plan”). The Restricted Shares were granted in connection with the Committee’s determination of Mr. Kothari’s annual compensation. The Restricted Shares vest as follows: (i) 50,739 Restricted Shares vested immediately; (ii) 50,739 Restricted Shares will vest on March 31, 2021; and (iii) 50,737 Restricted Shares vest on March 31, 2022. Pursuant to the award agreement (the “Agreement”) for the Restricted Shares, in the event of a Change in Control of the Company or a termination of Mr. Kothari’s employment by the Company without Cause (in each case, as defined in the 2019 Plan), the Company shall immediately accelerate vesting of 100% of the Restricted Shares that remain unvested at the time of such event.

The foregoing description of the Agreement is only a summary. The form of the Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
10.1	Form of Restricted Stock Award Agreement under the NuZee, Inc. 2019 Stock Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NUZEE, INC.

Dated: January 15, 2021	By:	/s/ Shanoop Kothari
	Name:	Shanoop Kothari
	Title:	Vice President, Chief Financial Officer and Chief Operating Officer